UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2005 (June 13, 2005)

FIRST COMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-25972	62-1562541

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

809 West Main Street, Rogersville, Tennessee 37857

(Address of Principal Executive Offices) (Zip Code)

(423) 272-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 13, 2005, Tyler Clinch began her employment with First Community Corporation (the “Company”) as vice president and chief financial officer of the Company’s principal operating subsidiary, First Community Bank of East Tennessee (the “Bank”), and as principal financial officer of the Company. Ms. Clinch’s employment with the Company and the Bank is subject to the customary approval by bank regulators. Ms. Clinch succeeds Elizabeth O. Lollar, whose resignation as principal financial officer of the Company and as executive vice president and chief financial officer of the Bank was effective June 13, 2005. Ms. Lollar will continue to advise the Company and the Bank for an interim period in order to assure an orderly transition.

     Prior to joining the Company and the Bank, Ms. Clinch was chief financial officer of Clark and Company, a residential and light commercial construction company based in Kingsport, Tennessee, and chief financial officer of Katharine Square General Partnership, an affiliate of Clark and Company also located in Kingsport, Tennessee, which develops, builds, and owns professional and medical office buildings. From 2004 to 2005, she served as deputy executive director of the Kingsport Housing and Redevelopment Authority. From 2001 to 2004, Ms. Clinch was the vice president for finance and controller of Intellithought, Inc., a technology services company based in Kingsport, Tennessee. From 1995 to 2000, Ms. Clinch was president of By Design, LLC, an accounting software and financial management consulting company. She was also an affiliate broker at DRC Real Estate in Kingsport, Tennessee, from 1997 to 2000. Ms. Clinch previously held accounting and financial management and analysis positions from 1987 to 1997 with a financial institution, a management consulting firm, and two nonprofit organizations. She earned her Masters in Public Affairs from Princeton University and her Bachelor of Arts in Economics from Wellesley College.

     The Company and the Bank have not entered into an employment agreement with Ms. Clinch.

     Katharine Square General Partnership, of which Ms. Clinch is a general partner and formerly served as chief financial officer, is the obligor of a loan from the Bank in the principal amount not exceeding $256,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION (Registrant)
By:	/s/ Mark A. Gamble
Mark A. Gamble
President and Principal Executive Officer of First Community Corporation and Chief Executive Officer of First Community Bank of East Tennessee

Date: June 15, 2005